EXHIBIT 23.2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
To the Participants and Plan Administrator
of the National Fuel Gas Company
Tax Deferred Savings Plan for Non-Union Employees
We consent to the incorporation by reference in the Registration Statement (No. 333-03057 and 333-102211) of the National Fuel Gas Company on Form S-8 of our report dated May 18, 2006, appearing in this Annual Report on Form 11-K/A of the National Fuel Gas Company Tax Deferred Savings Plan for Non-Union Employees as of and for the year ended December 31, 2005.
Freed Maxick & Battaglia, CPAs, PC
Buffalo, New York
July 9, 2007